Exhibit 10.4

July 15, 2024
LDRV Holdings Corp., as Borrower Representative
6130 Lazydays Blvd.
Seffner, Florida 33584
Attn: Kelly Porter, CFO
Re:    Limited Waiver with Respect to Credit Agreement
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used in this letter agreement (this “Waiver”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
1.Preliminary Statements
(i) Pursuant to Section 6.18 of the Credit Agreement, the Borrowers are required to maintain a certain minimum Consolidated EBITDA as of the end of certain calendar months (such covenant, the “Minimum EBITDA Covenant”) and (ii) pursuant to Section 5.09.1 of the Credit Agreement, the Borrower Representative is required to submit to the Administrative Agent a Liquidity Certificate certifying, among other things, as to compliance or non-compliance with the Minimum EBITDA Covenant within ten (10) Business Days after the last day of each calendar month (such covenant, the “Liquidity Certificate Covenant”).
The Borrowers anticipate that they will be unable to (i) comply with the Minimum EBITDA Covenant as of June 30, 2024 (the “Minimum EBITDA Default”) and (ii) deliver a Liquidity Certificate for the month ended June 30, 2024 on or before July 15, 2024 as required by the Liquidity Certificate Covenant (the “Liquidity Certificate Default” and, together with the Minimum EBITDA Default, the “Specified Defaults”).
The Borrowers have requested that the Required Lenders agree to temporarily waive any right to determine that the Specified Defaults have occurred, will occur or are continuing, and the Required Lenders have consented to temporarily waive any right to determine that the Specified Defaults have occurred, will occur or are continuing on the terms and conditions contained herein.
2.Limited Waiver
Any determination that a Specified Default has occurred, will occur or is continuing is hereby temporarily waived and no Default or Event of Default on the basis of the Specified Defaults shall be deemed to be continuing for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (Eastern Time) on July 30, 2024 and (ii) the failure of any Loan Party to comply timely with any term, condition, or covenant set forth in this Waiver or the occurrence of a Default or Event of Default under the Credit Agreement (other than the Specified Defaults) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).

On and as of the Waiver End Date, the limited and temporary waiver of the Specified Defaults set forth in this Section 2 shall automatically and without further notice cease to be of any force or effect and the Specified Defaults shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Waiver. The Loan Parties each agree that on and from the Waiver End Date, the Administrative Agent, the Lenders and the other Secured Parties may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Credit Document and/or applicable law to the extent that a Default or an Event of Default (including a Specified Default) has occurred and is continuing. The Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Administrative Agent, the Lenders and the other Secured Parties pursuant to the Credit Agreement or the other Credit Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Defaults.
3.Covenants
In addition to the covenants contained in the Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:
1.On or before close of business on July 16, 2024, the Borrower Representative shall deliver to the Administrative Agent (i) an updated financial projection model and (ii) an updated 13-week cash flow forecast, in each case, in form and substance reasonably acceptable to the Administrative Agent and, for the avoidance of doubt, to include the detailed cost saving initiatives with underlying support in the model and the forecast.
2.On or before close of business on July 16, 2024, the Borrower Representative shall deliver to FTI Consulting, Inc. (“FTI”) all information requested by FTI regarding the Loan Parties and their Subsidiaries pursuant to FTI’s information requests in support of the updated financial projection model and 13-week cash flow forecast.
3.On or before close of business on July 30, 2024, the Borrower Representative shall deliver to the Administrative Agent a Liquidity Certificate for the month ended June 30, 2024.
4.Until the expiration or termination of the Temporary Waiver Period, no Loan Party and no other Subsidiary shall, directly or indirectly:
a.engage in (and shall cause each Subsidiary not to engage in) any transactions, including any Investments or Dispositions, or make any payments, in each case other than in the ordinary course of business;
b.declare or pay any Restricted Payment; or
c.designate any Subsidiary a Designated Real Estate Subsidiary.
The failure of the Loan Parties to comply with the agreements set forth in this Section 3 hereof shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.
4. Miscellaneous
This Waiver shall become effective upon the Administrative Agent’s receipt of an executed copy of this Waiver duly executed by the Loan Parties and the Required Lenders.

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This Waiver may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver by electronic transmission will be effective as delivery of a manually executed counterpart thereof.
The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document as of the date hereof and (b) each of the representations and warranties made by any Loan Party in the Credit Documents is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
The Loan Parties acknowledge that this Waiver applies only to the terms and provisions of the Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Credit Agreement or any of the other Credit Documents. Any references contained in the Credit Agreement or any other Credit Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as modified hereby and as further amended, restated or otherwise modified after the date hereof.
The agreements contained herein shall not be construed as a consent, waiver or extension of any present or future violation of the above-referenced provisions or any of the other terms and conditions of the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Waiver, expect that any consent, waiver, forbearance or extension will be given in the future. This Waiver shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.
The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of- pocket costs and expenses (including all outstanding reasonable and documented attorneys’ fees of counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Waiver and the other agreements and documents executed and delivered in connection herewith in addition to any other outstanding fees and expenses owing (all outstanding reasonable and documented fees, expenses and disbursements of FTI), in each case, in accordance with the terms of the Credit Agreement and incurred prior to the date hereof.
In consideration of the agreements of Administrative Agent and the Lenders contained in this Waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including,

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without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.
Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Waiver, mutatis mutandis.
[Signatures continued on following pages]

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY, as
Administrative Agent and a Lender

By: /s/ Brendan Kelly
Name: Brendan Kelly
Title: Senior Vice President

BMO BANK N.A. (AS SUCCESSOR IN INTEREST TO
BANK OF THE WEST), as a Lender

By: /s/ Brian M. Hankes
Name: Brian M. Hankes
Title: Vice President

The Huntington National Bank, as a Lender

By: /s/ Michael Hall
Name: Michael Hall
Title: Senior Vice President

Acknowledged and Agreed:

LDRV HOLDINGS CORP.

By:    /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

LAZYDAYS RV AMERICA, LLC LAZYDAYS RV DISCOUNT, LLC LAZYDAYS MILE HI RV, LLC LAZYDAYS OF MINNEAPOLIS LLC LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC LAZYDAYS OF CENTRAL FLORIDA, LLC LONE STAR DIVERSIFIED, LLC LAZYDAYS RV OF PHOENIX, LLC LAZYDAYS RV OF ELKHART, LLC LAZYDAYS RV OF OREGON, LLC LAZYDAYS RV OF WISCONSIN, LLC LAZYDAYS RV OF IOWA, LLC LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC LAZYDAYS RV OF WILMINGTON, LLC LAZYDAYS RV OF LONGMONT, LLC LDL OF FORT PIERCE, LLC LAZYDAYS RV OF ST. GEORGE, LLC LAZYDAYS RV OF SURPRISE, LLC

By:    LDRV Holdings Corp., its Manager

By:    /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

GUARANTORS:

LAZYDAYS HOLDINGS, INC. LAZY DAYS R.V. CENTER, INC.

By:    /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

LAZYDAYS RV OF MARYVILLE, LLC LAZYDAYS RV OF RENO, LLC LAZYDAYS SUPPORT SERVICES, LLC

By:    /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

Acknowledged and Agreed:

COLISEUM HOLDINGS I, LLC

By:    /s/ Christopher Shackelton
Name:    Christopher Shackelton
Title:     Manager